EXHIBIT 24
AARON’S, INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in his or her capacity as a director or officer or both, of Aaron’s, Inc. (the “Company”), does hereby designate, constitute and appoint Robert C. Loudermilk, Jr., Gilbert L. Danielson, and James L. Cates, and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with (a) a post-effective amendment to a registration statement on Form S-8, File Number 333-160387, filed July 1, 2009, relating to the Company’s 2001 Stock Option and Incentive Award Plan (the “Stock Plan”), for the purpose of deregistering securities registered thereunder (b) a post-effective amendment to a registration statement on Form S-8, File Number 33-62538, filed on May 12, 1993, related to the Aaron’s, Inc. Employees Retirement Plan and Trust (the “401(k) Plan”), for the purposes of deregistering securities registered thereunder and (c) a registration statement on Form S-8 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 15,482,237 shares of the Company’s combined and renamed Common Stock, $0.50 par value, under the Stock Plan and 401(k) Plan (collectively, the “Filings”) including, without limiting the generality of the foregoing, to execute the Filings (whether on his or her behalf as a director or officer of the Company, as an officer on behalf of the Company, by attesting the seal of the Company, on behalf of the 401(k) Plan, as a member of the Employee Benefits Committee or on behalf or as a member of other persons, entities or bodies administering the 401(k) Plan or otherwise) and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-8 or otherwise, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each the undersigned has executed this Power of Attorney this 7th day of December, 2010.

/s/ Ronald W. Allen	/s/ Leo Benatar

Ronald W. Allen	Leo Benatar

/s/ William K. Butler, Jr.	/s/ Gilbert L. Danielson

William K. Butler, Jr.	Gilbert L. Danielson

/s/ David L. Kolb	/s/ Robert C. Loudermilk, Jr.

David L. Kolb	Robert C. Loudermilk, Jr.

/s/ R. Charles Loudermilk, Sr.	/s/ John C. Portman, Jr.

R. Charles Loudermilk, Sr.	John C. Portman, Jr.

/s/ Ray M. Robinson	/s/ John B. Schuerholz

Ray M. Robinson	John B. Schuerholz